Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH THE NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $250,000	Dated as of July 12, 2024

Cartesian Growth Corporation II, a Cayman Islands exempted company (“Maker”), promises to pay to the order of CGC II Sponsor LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (“Payee”), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.     Principal. The principal balance of this Note shall be payable on the earliest to occur of (i) the date on which Maker consummates its initial business combination and (ii) the date that the winding up of Maker is effective (such date, the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2.     Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.    Drawdown. Upon execution of this Note, Payee shall fund Two Hundred Fifty Thousand Dollars ($250,000).

4.    Application of Payments. All payments shall first be applied to the payment in full of any costs incurred in connection with the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.    Conversion.

(a)     At Payee’s option, on the Maturity Date in the event Maker consummates its initial business combination, Payee may elect to convert all or any portion of the principal outstanding under this Note into that number of warrants (“Working Capital Warrants”) equal to: (i) the portion of the principal amount of this Note being converted pursuant to this Section 5, divided by (ii) $1.00, rounded up to the nearest whole number. Each Working Capital Warrant shall have the same terms and conditions as the warrants issued by Maker pursuant to a private placement to Payee (the “Private Placement”), as described in the prospectus (the “Prospectus”) for Maker’s initial public offering (the “IPO”) dated May 5, 2022 and filed with the U.S. Securities and Exchange Commission, including the transfer restrictions applicable thereto. The Working Capital Warrants and the Class A ordinary shares underlying such warrants, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, shall be entitled to the registration rights set forth in that certain registration rights agreement among Maker, Payee and the other parties thereto, dated as of May 5, 2022.

(b)     Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Working Capital Warrants, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, within five (5) business days following receipt by Maker of Payee’s election to convert this Note pursuant to this Section 5, deliver to Payee the Working Capital Warrants, which shall bear such legends as are required in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c)     Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Working Capital Warrants upon conversion of this Note pursuant hereto; provided, however, that Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by Payee in connection with any such conversion.

(d)     The Working Capital Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law. No fractional warrants shall be issued upon conversion of this Note. For the avoidance of doubt, in the event that all principal on this Note has been paid in full on or prior to the Maturity Date, then Payee shall not be entitled to convert any portion of this Note into Working Capital Warrants. Upon conversion of this Note in full, this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

6.	Events of Default. The following shall constitute an event of default (each, an “Event of Default”):

(a)     Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified in Section 1 above.

(b)     Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)     Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7.	Remedies. Subject to Section 13 below:

(a)     Upon the occurrence of an Event of Default specified in Section 6(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)     Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8.     Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.     Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10.  Notices. All notices, statements or other documents which are required or contemplated by this Note shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service to the address designated in writing by such party, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic mail, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11.  Construction and Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12.  Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which a portion of the proceeds of the IPO and the Private Placement were deposited, as described in greater detail in the Prospectus, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever; provided, however, that upon the consummation of the initial business combination, Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the trust account.

14.  Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee, except to the extent deemed given by Maker pursuant to Section 8 and 9 above.

15.  Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound by the terms of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, have caused this Note to be duly executed by the undersigned as of the day and year first above written.

CARTESIAN GROWTH CORPORATION II

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

Acknowledged and Agreed:

CGC II SPONSOR LLC

By:	/s/ Beth Michelson
Name:	Beth Michelson
Title:	Manager and Vice President

[Signature Page to Promissory Note]